EXHIBIT 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION
ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Charlottesville, VA –October 25, 2019 – Virginia National Bankshares Corporation (OTCQX: VABK) (the “Company”) today reported third quarter 2019 net income of $1.9 million, or $.711 per diluted share, compared to net income of $2.1 million, or $0.791 per diluted share for the prior quarter and $2.2 million, or $.801 per diluted share, for the third quarter of 2018.

“We are encouraged by the growth and opportunity that we have experienced in the Richmond market,” said Glenn W. Rust, President and Chief Executive Officer. “We are also proud to announce the addition of an experienced commercial lender in the Roanoke New River Valley market and another experienced commercial lender in Richmond. We see tremendous potential in these markets. Furthermore, over the last year, we have successfully exited certain loan relationships which were no longer in alignment with our high credit quality standards.”

Third Quarter 2019 Financial Highlights

●	Total assets of $660.8 million were $16.0 million, or 2.5%, higher than total assets as of December 31, 2018 of $644.8 million, and $34.0 million, or 5.4%, higher than total assets as of September 30, 2018 of $626.8 million.

●	Nonperforming assets have decreased 65% from $1.5 million as of December 31, 2018 to $536 thousand as of September 30, 2019. Non-accrual loans have declined $278 thousand since December 31, 2018, from $615 thousand to $337 thousand as of September 30, 2019, and loans 90 days or more past due have declined $696 thousand from $895 thousand to $199 thousand over that same period. Collections efforts on student loans have had a positive impact over the last two quarters.

●	Gross loans outstanding at September 30, 2019 totaled $522.1 million, which represented a decrease of $15.1 million, or 2.8%, compared to the 2018 year-end balance, and a decrease of $5.2 million, or 1.0%, compared to September 30, 2018. The growth generated through loan originations since September 30, 2018 has been offset by:
○	Payoffs of loans as a result of sales of businesses and properties by borrowers;
○	Repurchase by lead bank of a large participation loan;
○	Payoffs of loans refinanced with other banks after the Company chose not to match competitors’ offers due to our high quality of credit standards,
○	Sale of an interest in a shared national credit for which the Company had previously allocated a loan loss provision, and
○	Continued amortization of and charge-offs within the student loan portfolio.

●	A recovery of loan losses of $120 thousand was recognized in the third quarter of 2019 due to: the recapture of a portion of the loan loss provision previously allocated to the shared national credit that was sold as noted above; the lower level of delinquencies within the student loan portfolio; and the decreased balances in the organic loan portfolio. A provision of $285 thousand was recognized in the third quarter of 2018.
____________________

[1]	Common share data for all periods presented has been adjusted to reflect the 5% stock dividend paid in the third quarter of 2019.

Third Quarter 2019 Financial Highlights, continued

●	The period-end allowance for loan losses as a percentage of total loans was 0.76% as of September 30, 2019, compared to 0.91% as of December 31, 2018 and 0.89% as of September 30, 2018.

●	Annualized return on average assets and return on average equity were 1.15% and 9.96% for the third quarter of 2019, respectively, compared to 1.05% and 9.52% for the quarter ended December 31, 2018 and 1.34% and 12.39% for the third quarter of 2018.

●	Noninterest income for the third quarter increased $57 thousand, or 4.5%, over third quarter of the prior year, due largely to the collection of loan swap income during the current quarter. Noninterest income for the first nine months of 2019 declined $205 thousand, or 4.8%, driven by a decline of $556 thousand in royalty income, predominantly because performance fees collected in 2018 were not realized in 2019 due to the condition of the stock market as of 2018 calendar year-end.

●	Noninterest expense for the third quarter increased $472 thousand, or 11.5%, from the third quarter of 2018. For such period, salaries and employee benefits increased $219 thousand, or 10.7%, based on actions taken during the first quarter of 2019, including increased stock grant expense for executive management, the addition of experienced personnel in the Richmond market and additions to the cyber security and network team. Other noninterest expense increased $244 thousand, or 20.8%, compared to the third quarter of 2018, based mainly on an additional loss accrual of $160 thousand in connection with the final settlement of pending and threatened legal proceedings and $68 thousand of increased stock grant expense for directors. Noninterest expense for the first nine months of 2019 increased $1.5 million, or 12.6%, primarily due to an increase in salaries and employee benefits of $778 thousand, an increase in loss accrual of $460 thousand, and an increase in stock grant expense for directors of $203 thousand.

●	The provision for income taxes for the third quarter of 2019 decreased $64 thousand, or 12.1%, compared to the third quarter of 2018, consistent with the decline in pre-tax income of 12.2%. The provision for income taxes for the first nine months of 2019 decreased $485 thousand, or 29.2%, while pre-tax income decreased 23.9%, as the non-taxable BOLI income boosted the tax impact of the decrease in pre-tax income.

●	The cost of funds of 76 basis points for the third quarter of 2019 increased 17 basis points compared to the third quarter of 2018, mainly due to increased rates on deposit accounts as a result of competitive pressures; however, the cost of funds have remained relatively consistent compared to the second quarter of 2019. Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings, and money market accounts, remained in excess of 76% of total deposits at the end of the third quarter for both 2019 and 2018 as well as the fourth quarter 2018.

●	Tangible book value per share was $27.77, compared to $26.83 as of the end of the third quarter of 2018.

●	Cash dividends of $808 thousand were declared during the third quarter of 2019, while the remaining net income of $1.1 million, or 57%, was retained.

●	Capital ratios continue to be well in excess of regulatory requirements for well-capitalized banks.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank (the “Bank”). The Bank has four banking offices in Charlottesville and one in Winchester, and offers loan, deposit and treasury management services in Harrisonburg, Richmond and Roanoke, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including VNB Trust and Estate Services. Investment advisory and retail brokerage services are offered under the name of VNB Investment Services. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s stock trades on the OTC Markets Group’s OTCQX Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Forward-Looking Statements; Other Information

Statements which express or imply a view about projections, predictions or the expected future performance of Virginia National Bankshares Corporation are “forward-looking statements as defined in the Securities Exchange Act of 1934.” Such statements are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgment of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management, and actual events in the future may be substantially different from those expressed. The Company’s past results are not necessarily indicative of future performance. Factors that could cause future performance to differ from past performance or anticipated performance could include, but are not limited to, changes in: national and local economies, employment or market conditions; interest rates, deposits, loan demand, and asset quality; competition; financial services or tax laws and regulations; accounting principles or guidelines; and performance of assets under management. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

Certain information contained in the foregoing press release is derived from the unaudited consolidated financial statements of Virginia National Bankshares Corporation. The Company filed audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018 with the Securities and Exchange Commission on March 15, 2019. Information based on other sources is believed by management of the Company to be reliable, but has not been independently verified.

VIRGINIA NATIONAL BANKSHARES CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2019	December 31, 2018 *	September 30, 2018
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$13,870	$11,741	$7,669
Federal funds sold	13,985	7,133	1,093
Securities:
Available for sale, at fair value	77,930	61,392	62,100
Restricted securities, at cost	1,684	1,683	2,108
Total securities	79,614	63,075	64,208
Loans	522,104	537,190	527,327
Allowance for loan losses	(3,983)	(4,891)	(4,678)
Loans, net	518,121	532,299	522,649
Premises and equipment, net	6,354	7,042	7,195
Bank owned life insurance	16,301	16,790	16,677
Goodwill	372	372	372
Other intangible assets, net	424	477	503
Accrued interest receivable and other assets	11,749	5,871	6,430
Total assets	$660,790	$644,800	$626,796
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$155,134	$185,819	$170,623
Interest-bearing	110,152	106,884	87,418
Money market and savings deposit accounts	190,568	171,299	153,271
Certificates of deposit and other time deposits	123,592	108,531	127,190
Total deposits	579,446	572,533	538,502
Repurchase agreements and other borrowings	-	-	17,193
Accrued interest payable and other liabilities	5,790	1,525	1,977
Total liabilities	585,236	574,058	557,672

Commitments and contingent liabilities

Shareholders' equity:
Preferred stock, $2.50 par value, 2,000,000 shares authorized, no shares outstanding	-	-	-
Common stock, $2.50 par value, 10,000,000 shares authorized; 2,692,005 (including 4,000 nonvested shares), 2,543,452 and 2,543,452 issued and outstanding at September 30, 2019, December 31, 2018 and September 30, 2018, respectively	6,720	6,359	6,359
Capital surplus	32,160	27,013	26,989
Retained earnings	36,611	38,647	37,729
Accumulated other comprehensive gain (loss)	63	(1,277)	(1,953)
Total shareholders' equity	75,554	70,742	69,124
Total liabilities and shareholders' equity	$660,790	$644,800	$626,796

*	Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Interest and dividend income:
Loans, including fees	$6,021	$6,200	$18,223	$17,849
Federal funds sold	174	46	267	120
Investment securities:
Taxable	291	265	789	814
Tax exempt	64	86	221	257
Dividends	29	42	86	103
Total interest and dividend income	6,579	6,639	19,586	19,143

Interest expense:
Demand and savings deposits	531	277	1,375	773
Certificates and other time deposits	574	413	1,619	815
Repurchase agreements and other borrowings	-	158	89	376
Total interest expense	1,105	848	3,083	1,964
Net interest income	5,474	5,791	16,503	17,179
Provision for (recovery of) loan losses	(120)	285	500	890
Net interest income after provision for (recovery of) loan losses	5,594	5,506	16,003	16,289

Noninterest income:
Trust income	377	409	1,126	1,250
Advisory and brokerage income	159	144	451	426
Royalty income	5	17	13	569
Customer service fees	192	210	565	693
Debit/credit card and ATM fees	191	176	537	567
Earnings/increase in value of bank owned life insurance	111	113	687	333
Fees on mortgage sales	43	73	129	155
Gains on sales of securities	7	-	71	-
Losses on sales of other assets	-	-	-	(33)
Other	242	128	507	331
Total noninterest income	1,327	1,270	4,086	4,291

Noninterest expense:
Salaries and employee benefits	2,268	2,049	6,800	6,022
Net occupancy	450	458	1,373	1,387
Equipment	85	128	316	374
Data Processing	341	281	987	828
Other	1,417	1,173	4,181	3,522
Total noninterest expense	4,561	4,089	13,657	12,133

Income before income taxes	2,360	2,687	6,432	8,447
Provision for income taxes	463	527	1,174	1,659
Net income	$1,897	$2,160	$5,258	$6,788
Net income per common share, basic *	$0.71	$0.81	$1.96	$2.55
Net income per common share, diluted *	$0.71	$0.80	$1.96	$2.52
Weighted average common shares outstanding, basic *	2,689,092	2,669,199	2,685,134	2,665,647
Weighted average common shares outstanding, diluted *	2,690,142	2,689,720	2,688,813	2,687,101

*	Shares and per share data have been retroactively adjusted to reflect a 5% stock dividend effective July 5, 2019.

VIRGINIA NATIONAL BANKSHARES CORPORATION
Financial Highlights
(dollars in thousands, except per share data)
(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Common Share Data:
Net income per weighted average share, basic [1]	$0.71	$0.79	$0.46	$0.63	$0.81
Net income per weighted average share, diluted [1]	$0.71	$0.79	$0.46	$0.63	$0.80
Weighted average shares outstanding, basic [1]	2,689,092	2,688,005	2,678,324	2,670,625	2,669,199
Weighted average shares outstanding, diluted [1]	2,690,142	2,688,965	2,687,238	2,682,270	2,689,720
Actual shares outstanding	2,692,005	2,560,138	2,560,138	2,543,452	2,543,452
Tangible book value per share at period end	$27.77	$28.72	$28.00	$27.48	$26.83
Key Ratios:
Return on average assets[2]	1.15%	1.33%	0.80%	1.05%	1.34%
Return on average equity[2]	9.96%	11.53%	7.03%	9.52%	12.39%
Net interest margin (FTE)[3]	3.54%	3.67%	3.78%	3.78%	3.80%
Efficiency ratio (FTE)[4]	66.90%	65.24%	66.35%	55.62%	57.72%
Loan-to-deposit ratio	90.10%	94.26%	94.82%	93.83%	97.92%
Net Interest Income:
Net interest income	$5,474	$5,461	$5,568	$5,717	$5,791
Net interest income (FTE)[3,4]	$5,491	$5,481	$5,589	$5,739	$5,814
Capital Ratios:
Tier 1 leverage ratio	11.42%	11.51%	11.37%	11.03%	10.93%
Total risk-based capital ratio	15.55%	15.68%	15.12%	14.38%	14.26%
Assets and Asset Quality:
Average Earning Assets	$616,306	$599,836	$599,776	$602,188	$607,675
Average Gross Loans	$516,637	$524,424	$533,358	$523,157	$532,876
Allowance for loan losses:
Beginning of period	$4,817	$4,905	$4,891	$4,678	$4,698
Provision for (recovery of) loan losses	(120)	(64)	684	983	285
Charge-offs	(747)	(114)	(709)	(781)	(315)
Recoveries	33	90	39	11	10
Net (charge-offs) recoveries	(714)	(24)	(670)	(770)	(305)
End of period	$3,983	$4,817	$4,905	$4,891	$4,678
Non-accrual loans	$337	$390	$552	$615	$566
Loans 90 days or more past due	199	617	629	895	520
OREO	-	-	-	-	-
Total nonperforming assets (NPA)	$536	$1,007	$1,181	$1,510	$1,086
NPA as a % of total assets	0.08%	0.16%	0.19%	0.23%	0.17%
NPA as a % of total loans plus OREO	0.10%	0.19%	0.22%	0.28%	0.21%
Allowance for loan losses to total loans	0.76%	0.92%	0.93%	0.91%	0.89%
Non-accruing loans to total loans	0.06%	0.07%	0.10%	0.11%	0.11%
Net (charge-offs) recoveries to average loans[2]	-0.55%	-0.02%	-0.50%	-0.59%	-0.23%

[1]	Share and per share data have been retroactively adjusted to reflect a 5% stock dividend effective July 5, 2019.

[2]	Ratio is computed on an annualized basis.

[3]	The net interest margin and net interest income are reported on a fully tax equivalent basis (FTE), using a Federal income tax rate of 21%.

[4]

The efficiency ratio is computed as a percentage of noninterest expense divided by the sum of fully tax equivalent (FTE) net interest income and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently.